Exhibit 4.03

NEW CENTURY ENERGIES, INC.

EMPLOYEES’

SAVINGS AND STOCK OWNERSHIP PLAN

FOR

BARGAINING UNIT EMPLOYEES AND

FORMER NON-BARGAINING UNIT EMPLOYEES

(Amended and Restated Effective January 1, 2002 But With

Certain Retroactive Amendments)

i

ARTICLE II	ELIGIBILITY AND MEMBERSHIP
2.01	Eligibility	10
2.02	Termination of Membership	11
2.03	Reemployment of Former Employees and Former Members	11
2.04	Employment After Normal Retirement Age	11
2.05	Periods of Military Service	12

ARTICLE III	CONTRIBUTIONS
3.01	Deferral Contributions	12
3.02	After-Tax Contributions	13
3.03	Change in Contributions	13
3.04	Suspension or Resumption of Member Contributions	13
3.05	Company Contributions	13
3.06	Limitations on Member Deferral Contributions, Company Contributions, and After-Tax Contributions	16
3.07	Limitation on Annual Additions	26
3.08	Limitation on Reversion of Contributions	27
3.09	Transfers from Other Plans	27
3.10	Transfers To Non-Bargaining Unit NCE Plan	28

ARTICLE IV	INVESTMENT AND VALUATION OF DEFERRAL AFTER-TAX AND ROLLOVER ACCOUNTS
4.01	Investment Funds	29
4.02	Investment of Deferral, After-Tax and Rollover Accounts	29
4.03	Responsibility for Investments	29
4.04	Change of Election	30
4.05	Transfers Between Funds	30
4.06	Allocation of Investment Income on a Valuation Date	30
4.07	Member Statements	30

ARTICLE V	INVESTMENT OF MEMBERS’ ESOP ACCOUNTS
5.01	Investment of Members’ ESOP Accounts	30
5.02	Valuation of common Stock	31
5.03	Dividend Payments	31
5.04	Voting of Stock	31
5.05	Diversification Requirements	32
5.06	Member Statements	32
5.07	Nonterminable Protections and Rights	32
5.08	Certain Corporate Transactions	33

ii

ARTICLE VI	WITHDRAWALS WHILE EMPLOYED
6.01	Withdrawal from After-Tax Accounts	33
6.02	Financial Hardship Withdrawals	33
6.03	Loans to Members	35
6.04	Other Withdrawals	36

ARTICLE VII	DISTRIBUTION OF BENEFITS
7.01	Amount	36
7.02	Time and Manner of Distribution	36
7.03	Put Option for Common Stock	37
7.04	Direct Rollover to Eligible Retirement Plan	38

ARTICLE VIII	ADMINISTRATION OF PLAN
8.01	Powers and Duties	39
8.02	Actions by the Company	40
8.03	Interested Persons	40
8.04	Indemnification	40
8.05	Conclusiveness of Action	40
8.06	Payment of Expenses	41
8.07	Claims Procedure	41

ARTICLE IX	MANAGEMENT OF FUNDS
9.01	Trust Agreement	41
9.02	Exclusive Benefit Rule	42

ARTICLE X	AMENDMENTS TO THE PLAN
10.01	Amendments	42
10.02	Amendment — Merger or Consolidation of Plan	43

ARTICLE XI	TERMINATION OF THE PLAN
11.01	Right to Terminate	43

ARTICLE XII	TOP-HEAVY PLAN REQUIREMENTS

ARTICLE XIII	MISCELLANEOUS
13.01	Voluntary Plan/Right to Dismiss Members	44
13.02	Nonalienation of Benefits/QDRO’s	44
13.03	Payments Due to Minors or Incapacitated Persons	45
13.04	Disposition of Unclaimed Payments	46
13.05	Limitation of Rights	46
13.06	Invalid Provisions	46
13.07	Headings and Underlines	46
13.08	Written Instructions	46
13.09	Governing Law	46

APPENDIX RELATED TO XCEL MERGER

iii

NEW CENTURY ENERGIES, INC.
EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN
FOR BARGAINING UNIT EMPLOYEES AND
FORMER NON-BARGAINING UNIT EMPLOYEES

INTRODUCTION

The Plan was originally adopted as of January 1, 1989 and was amended and restated December 19, 1995.  The Plan was amended and restated generally effective as of January 15, 1996, with the amendments to Section 3.05 to be effective with respect to Company Matching contributions made on or after January 15, 1996.  The Plan is hereby amended and restated generally effective January 1, 2002 but with certain retroactive amendments necessary to bring the Plan into compliance with the law.  The Plan provides for Employees’ pre-tax and after-tax contributions and to supplement Employee pre-tax contributions by Company Matching contributions.  Employee pre-tax, Employee after-tax and Company contributions will be made without regard to current or accumulated earnings or profits of the Company.  However, the Plan will continue to qualify as a Profit Sharing Plan for purposes of Code Section 401(a).

The Company contributions will be invested in Common Stock and it is intended that the Plan will constitute a cash or deferred arrangement under Code Section 401(k) with the feature, as to certain Company contributions and as to the ESOP Accounts, of an employee stock ownership plan under Code Section 4975(e)(7).

This Plan is also designed to incur loans (or other extensions of credit) to finance the acquisition of Common Stock, with such loans to be repaid by Company contributions to the Trust.

Effective July 1, 1998, the portion of the Plan consisting of the accounts of the Members who were Employees on June 30, 1998, and who were not covered by a collective bargaining agreement, and the assets attributable to those accounts, were spun off into a separate plan, and this Plan was then renamed the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees.  Effective as of the date of the merger of New Century Energies, Inc. and Northern States Power Company to form Xcel Energy Inc., Xcel Energy Inc. was substituted in place of New Century Energies, Inc. as the sponsor of this Plan.

ARTICLE I
DEFINITIONS

When used in this document, the following words and phrases have the meaning specified below.  Where appearing in the Plan, pronouns of either gender shall include the other gender and the singular shall include the plural and vice versa.

1.01  “Accounts” means the Member’s Deferral Account, After-Tax Account, Rollover Account, Prior Deferred Account and ESOP Accounts.

1.02  “Acquisition Loan” means a loan used to finance the acquisition of Common Stock and which is made to the Plan by a disqualified person (within the meaning of Code Section 4975(e)(2)), or a loan to the Plan which is guaranteed by a disqualified person, provided the loan or guarantee satisfies the requirements of Treasury Regulation Section 54.4975-7(b).

1.03  “Adjustment Factor” means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), applied to such items and in such manner as the Secretary shall prescribe.

1.04  “After-Tax Account” means the account into which shall be credited the After-Tax Contributions made by the Employee and any earnings, gain or loss on those contributions, less any withdrawals.

1.05  “After-Tax Contributions” means the Member’s after-tax contributions under Section 3.02.

1.06  “Alternate Payee” means any spouse, former spouse, child, or other dependent of a Member who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Member.

1.07  “Beneficiary” means any person, persons, or entity named by a Member by written designation filed with the Company to receive benefits payable in the event of the Member’s death.  If the Beneficiary of a married Member is other than the Member’s spouse, the designation must be signed by both the Member and the Member’s spouse, the spouse’s consent must either approve the specific Beneficiary or authorize the designation of beneficiaries without further consent and must acknowledge the effect of the designation, and the spouse’s consent thereto shall be witnessed by a Plan representative or notary public, unless those requirements are waived by the Company in accordance with Code Section 417(a)(2)(B).  If no such designation is in effect at the time of the Member’s death, or if no person, persons, or entity so designated shall survive the Member, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)           The Member’s spouse.

(b)           The Member’s children, except that if any of the Member’s children predecease the Member but leave issue surviving the Member, such issue shall take by right of representation the share their parent would have taken if living.

(c)           The Member’s parents.

(d)            The Member’s brothers and sisters.

(e)           The Member’s estate.

1.08  “Board” or “Board of Directors” means the Board of Directors of the Company.

1.09  “Break in Service” means any Plan Year during which an Employee is credited with 500 or fewer Hours of Service.

1.10  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.11  “Common Stock” means the common stock of the Company which is readily tradeable on an established securities market (or which otherwise meets the requirements of Code Section 409(l)(2)), and which constitutes “employer securities” within the meaning of Code Section 409(1) and “qualifying employer securities” within the meaning of Code Section 4975(e)(8).

1.12  “Company” means Xcel Energy Inc. and its successors.

1.13  “Company Common Stock Account” means the account into which shall be credited the contributions made by the Company in accordance with Section 3.05, and any dividend reinvestments, as adjusted for valuations of the stock on subsequent Valuation Dates.

1.14  “Compensation” means:

(a)           Computing Benefits.  For purposes of determining an Employee’s benefits under the Plan, the total cash remuneration paid to an Employee from the Company during the applicable period of participation.  Compensation will include amounts deferred pursuant to Code Sections 125, 401(k), 402(h), and 403(b) and commencing January 1, 2001, amounts deferred under Code Section 132(f)(4).

(b)           Annual Additions and Top-Heavy Provisions.  For purposes of Section 3.07 and Article XII only, an Employee’s compensation as defined in Code Section 415(c)(3) and the regulations thereunder.  For Plan Years beginning before January 1, 1998, amounts deferred pursuant to Code Sections 125, 401(k), 402(h), and 403(b) shall not be included as Compensation under this subsection (b).  For Plan Years commencing on or after January 1, 1998, amounts deferred pursuant to Code Sections 125, 401(k), 402(h), 403(b) or 457 (or under Code Section 132(f)(4) for Plan Years commencing on or after January 1, 2001) shall be included as Compensation under this subsection (b).

(c)           Additional Company Matching Contributions.  For purposes of subsection 3.06(b), an Employee’s compensation as defined in Code Section 414(s).

(d)           Allocation of Company Contributions.  For purposes of subsection 3.06(d), an Employee’s compensation as defined in subsection (a) above.

(e)           Limit on Compensation.  For all purposes of the Plan other than calculating Code Section 415 limits, the Compensation taken into account for the appropriate time period shall not exceed the compensation limit in effect for the calendar year in which the time period begins.  For Plan Years beginning before January 1, 1994, the compensation limit was $200,000 (as adjusted by the Secretary of Treasury).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit.  The OBRA ‘93 annual compensation limit was $150,000 for Plan Years commencing on or after January 1, 1994 and before January 1, 1997.  The OBRA ’93 annual compensation limit was $160,000 for Plan Years commencing on or after January 1, 1997 and before January 1, 2000.  The OBRA ’93 annual compensation limit was $170,000 for Plan Years commencing on or after January 1, 2000 and before January 1, 2002.  The OBRA ’93 annual compensation limit shall remain at $170,000 for Plan Years commencing on or after January 1, 2002.

If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994 any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining an Employee’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period.  For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the annual compensation limit is $150,000.

For Plan Years beginning prior to January 1, 1997, in determining the Compensation of a Member for purposes of this limitation, the rules of Code Section 414(q) shall apply, except in applying such rules, the term “family” shall include only the spouse of the Member and any lineal descendants of Members who have not attained age 19 before the close of the Plan Year.  If, as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, then the limitation shall be pro-rated among the affected individuals in proportion to each such individual’s compensation as determined under this Section prior to the application of this limitation.  For Plan Years beginning on or after January 1, 1997, this paragraph ceases to apply.

1.15  “Deferral Account” means the account into which shall be credited the Prior Deferred Account and Deferral Contributions, earnings, gain or losses, on those contributions, less any withdrawals, or as otherwise adjusted in accordance with Section 4.06 on a Valuation Date.

1.16  “Deferral Contributions” means the Member’s pre-tax contributions under Section 3.01.

1.17  “Disability” means any disability for which the Member is receiving benefits under the Company’s Long Term Disability Income Plan or any successor plan thereto.

1.18  “Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Member and is made pursuant to a state domestic relations law (including a community property law).

1.19  “Effective Date” means January 1, 1989, the original effective date of this Plan.

1.20  “Employee” means a person regularly employed by the Employer as a common-law employee who receives stated compensation from other than a pension, severance pay, retainer, fee under contract, or the Company’s Long Term Disability Income Plan, and, except as provided in Section 1.30, a Leased Employee.  However, Section 2.01(c)(iii) provides that a Leased Employee shall not be eligible to become a Member.

1.21  “Employer” means Xcel Energy Inc., and each of the following subsidiaries thereof:

Natural Fuels Corporation
Cheyenne Light, Fuel and Power Company
Bannock Center Corporation
Public Service Company of Colorado

or any successor thereto, and any other subsidiary or affiliated entity which shall adopt the Plan with the approval of the Board of Directors.

1.22  “Enrollment Date” means the first day of each month.

1.23  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.24  “ESOP Accounts” means the Member’s Company Common Stock Account, Prior ESOP Company Account, and Prior ESOP Employee Matching Account.

1.25  “Financed Shares” means shares of Common Stock acquired with the proceeds of an Acquisition Loan.

1.26  “Fund” or “Investment Fund” means the separate finds in which Deferral, Rollover, or After-Tax Contributions to the Plan are invested in accordance with Article IV.

1.27  “Highly-Compensated Employee” means, effective January 1, 1997, an individual described as such in Code Section 414(q).

(a)           Unless other provided in Code Section 414(q), each Employee who meets one of the following requirements is a “Highly-Compensated Employee”:

(1)           The Employee at any time during the current or prior Plan Year was a more than 5-percent owner as defined in Code Section 414(q)(2), or was the spouse, child, parent or grandparent of such an owner to whom the owner’s stock is attributed pursuant to Code Section 318 (regardless of the Compensation of the owner or family member).

(2)           The Employee received Compensation from the Employer in excess of $80,000 for the prior Plan Year in the case of determinations for Plan Years commencing prior to 2001, or in excess of $85,000 for the prior Plan Year in the case of determinations for Plan Years commencing in 2001 or later.

 (3)           The individual is a former Employee who had a separation year prior to the current Plan Year and such individual performed services for the Employer and was a Highly-Compensated Employee for either (i) such separation year, or (ii) any Plan Year ending on or after the individual’s 55th birthday.  A “separation year” is the Plan Year in which the individual separates from service with the Employer.  With respect to an individual who separated from service before January 1, 1987, the individual will be included as a Highly-Compensated Employee only if the individual was a more than 5-percent owner or received Compensation in excess of $50,000 during (i) the Employee’s separation year (or the year preceding such separation year), or (ii) any year ending on or after such individual’s 55th birthday (or the last year ending before such individual’s 55th birthday).

(b)           The dollar amount specified in paragraph (2) of subsection (a) shall be indexed for cost of living increases for each calendar year after 2001 as provided in the applicable Treasury regulations.  For any Plan Year, the applicable dollar amount shall be the dollar amount in effect for the calendar year in which the Plan Year commences.

(c)           For purposes of this Section, “Employer” includes the Employer and all affiliates under common control, and “Employee” includes Leased Employees.

(d)           For purposes of this Section, “Compensation” means the amount defined as such under Sec. 1.14(b).

1.28  “Hour of Service” means:

(a)           Performance of Duties.  Each hour for which an Employee is paid or entitled to payment by the Employer for performance of duties for the Employer during the applicable computation period.  Hours of service under this subsection (a) shall be credited to the Employee for the computation period or periods, in which the duties are performed, regardless of when the Employee is paid for such duties.

(b)           Vacations Etc.  Each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  Hours of service under this subsection (b) shall be credited to the Employee for the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.  Notwithstanding the preceding sentence:

(1)           No more than 501 hours of service shall be credited under this subsection to an Employee on account of any single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period);

(2)           An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; and

(3)           Hours of service shall not be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.  For purposes of this subsection a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c)           Back Pay Awards.  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  Hours of service under this subsection (c) shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.  The same hours of service shall not be credited both under subsection (a) or subsection (b) of this Section, as the case may be, and under this subsection (c).

(d)           Parental Leave.  In the case of each Employee who is absent from work for any period (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as hours of service, solely for purposes of determining whether a one-year Break in Service has occurred for purposes of participation, the following hours:  (i) the hours of service which otherwise would normally have been credited to such Employee but for such absence, or (ii) in any case in which the Plan is unable to determine the hours described in clause (i), eight hours of service per day of such absence; provided, however, that the total number of hours treated as hours of service under this subsection by reason of any such pregnancy or placement shall not exceed 501 hours of service.  The hours described in this subsection (d) shall be treated as hours of service only in the year in which the absence from work begins, if a Member would be prevented from incurring a one-year Break in Service in such Plan Year solely because the period of absence is treated as hours of service as provided in this subsection, or in any other case, in the immediately following year.  Notwithstanding the foregoing, the Company may determine that no credit will be given pursuant to this subsection unless the Employee furnishes to the Company such timely information as the Company may reasonably require to establish that the absence from work is for reasons referred to in the first sentence of this subsection (d) and the number of days for which there was such an absence.

(e)           DOL Rules.  For purposes of calculating the hours of service to be credited to periods during which no duties are performed and determining the computation periods to which hours shall be credited, the rules set forth in paragraphs (b) and (c) of Department of Labor Regulation Section 2530.200b-2 are hereby incorporated by reference as though such provisions were fully set herein.

1.29  “Investment Fund” or “Fund” means the separate funds in which Deferral. Rollover, or After-Tax contributions to the Plan are invested in accordance with Article IV.

1.30  “Leased Employee” means an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code Section 144(a)(3)) on a substantially full time basis for at least one year and who performs services under the primary direction or control of the recipient.  If a Leased Employee is treated as an Employee by reason of this Section, “Compensation” for such person includes Compensation from the leasing organization which is attributable to services performed for the Employer.

(a)           Safe Harbor Plan Exception.  The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor exception, 20% or less of the Employer’s Employees (other than Highly Compensated Employees) are Leased Employees.  A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee’s compensation without regard to employment by the leasing organization on a specified date.  The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code Section 415(c)(3) plus amounts deferred pursuant to Code Sections 125, 401(k), 402(h) and 403(b).

(b)           Other Requirements.  The Company shall apply this Section in a manner consistent with Code Sections 414(n) and 414(o).

1.31  “Matched Deferral Contributions” means the Member’s Deferral Contributions up to 7% of Compensation for the Plan Year, except as may be limited by the provisions of Section 3.06.

1.32  “Member” means any person included in the membership of the Plan as provided in Article II.

1.33  “Normal Retirement Age” means age 65.

1.34  “Plan” means the New Century Energies, Inc. Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees as set forth in this document, as amended from time to time.

1.35  “Plan Administrator” means the plan administrator within the meaning of Code Section 414(g) and ERISA Section 3(16)(A).  The Plan Administrator shall be the Company.

1.36  “Plan Year” means the calendar year.

1.37  “Prior Deferred Account” means the account that was credited with the deferred cash contributions in the Prior ESP.

1.38  “Prior ESOP” means the Employee Stock Ownership Plan of the Public Service Company of Colorado and Subsidiaries as in effect prior to January 1, 1989.

1.39  “Prior ESOP Company Account” means the account which was credited with Company contributions to the Prior ESOP until January 1, 1989.

1.40  “Prior ESOP Employee Matching Account” means the account which was credited with Employee Matching Contributions under the Prior ESOP until January 1, 1989.

1.41  “Prior ESP” means the Employee Savings Plan of the Public Service Company of Colorado and Participating Subsidiary Companies as in effect prior to January 1, 1989.

1.42  “Qualified Domestic Relations Order” means a Domestic Relations Order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the balance of the Accounts with respect to a Member under the Plan and with respect to which the requirements of subsections 13.02(c) and (d) are met.

1.43  “Required Beginning Date” means:

(a)           70-1/2 After 1987.  For a Member who attains age 70-1/2 after December 31, 1987, April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2 except as provided in subsection 1.43(c) below;

(b)           70-1/2 Before 1988.  For a Member who attains age 70-1/2 before January 1, 1988, and is not a “five-percent owner” (as defined in Proposed Treasury Regulation Section 1.40l(a)(9)(l), B-2 or successor regulations), April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70-1/2 or (ii) the calendar year in which the Member retires; and

(c)           70-1/2 In 1988.  For a Member who attains age 70-1/2 during calendar year 1988 and is not a “five-percent owner,” April 1, 1990.

1.44  “Rollover Account” means the account into which shall be credited the amount of any transfer from other plans made in accordance with Section 3.09, plus earnings, gain or loss on such transfer, less any withdrawals.

1.45  “Trustee” means the trustee by whom the Funds of the Plan are held as provided in Article IX.

1.46  “Trust Fund” means the total amount of contributions made by the Members and the Company that are paid to the Trustee and including the Prior ESOP Employee Matching Accounts and the Prior ESOP Company Accounts of Prior ESOP participants who are Members, together with the net earnings on such contributions and Accounts.

1.47  “Unmatched Deferral Contributions” means the Member’s Deferred Contributions over 7% of Compensation for the Plan Year (or such lesser percentage as may result from the application of Section 3.06).

1.48  “Valuation Date” means any day on which the New York Stock Exchange is open for trading and any other day that may be specified by the Company.

1.49  “Year of Service” means the 12-month period beginning on the date an Employee first completes an Hour of Service, provided the Employee completes 1,000 Hours of Service during such 12-month period.  If the Employee fails to complete 1,000 Hours of Service during such 12-month period, Year of Service means the Plan Year beginning with the Plan Year, immediately following the date the Employee first completes an Hour of Service, during which the Employee completes 1,000 Hours of Service.

ARTICLE II
ELIGIBILITY AND MEMBERSHIP

2.01  Eligibility.

(a)           Prior Members.  Each Employee who was a Member or a participant in the Plan on January 15, 1996 shall be a Member on January 16, 1996.

(b)           After January 15, 1996.  Each other Employee shall be eligible to become a Member on the first Enrollment Date on or after the date the Employee first performs an Hour of Service for the Company, if the Employee is designated by the Company as a full-time employee, and on the first Enrollment Date on or after the Employee completes one Year of Service, if the Employee is designated by the Company as a part-time Employee, and in either such case files with the Company a form or forms as prescribed by the Company, on which the eligible Employee:

(1)           makes the elections described in Sections 3.01 and 3.02;

(2)           authorizes the Company to reduce the Employee’s Compensation;

(3)           makes the investment election described in Section 4.02; and

(4)           names a Beneficiary.

(c)           Notwithstanding the foregoing provisions of this Section 2.01:

(1)           An Employee who is included in a unit of Employees covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining will not be eligible to become or continue as a Member unless the bargaining agreement provides for participation in this Plan;

(2)           An Employee who was a participant in the Prior ESOP and who does not elect to become a Member in the manner described in (1)-(4) of subsection (b), above, shall be a Member only to the extent that the Employee’s Accounts under the Prior ESOP are maintained under the Plan.

(3)           A Leased Employee shall not be eligible to become a Member.

(d)           Notwithstanding anything in the Plan to the contrary, on and after July 1, 1998, the Members of this Plan shall consist solely of those Employees who have met the requirements of this section to be a Member and who are employed in a bargaining unit covered by a collective bargaining agreement that provides for membership in this Plan, and those other persons who were Members on June 30, 1998, but who were not Employees on June 30, 1998.  Any person who was both a Member and an active Employee on June 30, 1998 but who is not described in the previous sentence shall not be entitled to any benefit under this Plan on or after July 1, 1998.

2.02  Termination of Membership.

(a)           In General.  Active membership in the Plan shall cease upon termination of employment with the Employer including such termination resulting from retirement, death, disability, resignation, transfer to a nonparticipating subsidiary company, or ceasing to be covered in a bargaining unit covered by a collective bargaining agreement that provides for membership in the Plan.  Until such former Employee’s Accounts are distributed, the Employee will continue to receive the Employee’s share of investment earnings, gain, loss, expenses and dividend distributions.

(b)           Permitted Investments After Termination.  A former Employee whose membership ceases will have the option to elect in accordance with Article IV the investment funds in which the former Employee’s Deferral Account, After-Tax Account and Rollover Account will be invested.

(c)           Restriction on Loans and Withdrawals.  A former Employee will not be entitled to receive a loan in accordance with Section 6.04 or make withdrawals in accordance with Sections 6.01 and 6.02 unless the withdrawal is requested for the full value of the former Employee’s Account.  A former Employee may repay a loan by making monthly installment payments in accordance with the procedures established by the Plan Administrator.

2.03  Reemployment of Former Employees and Former Members.  Any person reemployed by the Employer as an Employee covered in a bargaining unit covered by a collective bargaining agreement that provides for membership in the Plan, who was previously a Member of this Plan or a participant in another qualified plan maintained by the employer, or who was previously eligible to become a Member of this Plan or another plan maintained by the employer, shall be immediately eligible to become a Member of the Plan upon filing a form in accordance with Section 2.01.  A reemployed person who had not met the eligibility requirements of Section 2.01 or the eligibility requirements of any other applicable qualified plan maintained by the Employer before the employment of such person terminated will be eligible to enter the Plan on any Enrollment Date after that person satisfies the requirements of Section 2.01.

2.04  Employment After Normal Retirement Age.  A Member who continues in the employ of the Company after the Member’s Normal Retirement Age shall continue to be a Member in the Plan.

2.05  Periods of Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

ARTICLE III
CONTRIBUTIONS

3.01  Deferral Contributions.

(a)           Deferral Percentage.  Before an eligible Employee becomes a Member, subject to the limitations of Sections 3.06 and 3.07, the Employee may, through such election and notification procedures as may be established from time to time by the Company, elect to have the Employee’s subsequent Compensation reduced by any amount from 1% to not more than 15% in multiples of 1% as elected by the Member.  However, in no event may the sum of the Member’s deferral percentage and after-tax percentage (Section 3.02) exceed 15%.

(b)           Method of Deferral.  A Member’s Deferral Contributions will be made by payroll deductions and constitute Employer contributions under the Plan qualifying as elective contributions under Code Section 401(k).  Member Deferral Contributions will be paid promptly by the Company to the Trustee, but no later than 30 days after the pay period to which they apply.

(c)           Vesting.  A Member will always be 100% vested in such Member’s Deferral Account.

(d)           Limitation on Deferral Contributions.  A Member’s Deferral Contributions during any calendar year may not exceed $11,000.  This dollar limitation may be adjusted each Plan Year for the Adjustment Factor or based on statutory adjustments to Code Section 402(g).  If a Member’s Deferral Contributions (plus deferral contributions under any other plans maintained by the Employer) exceed the dollar limitation in any taxable year, the amount of such excess, and earnings thereon for the taxable year of the contribution, shall be designated as excess contributions by the Employer and distributed on or before April 15 of the year following the taxable year in which such deferral contributions were made.  If, during a calendar year, (i) a Member participates in this Plan and one or more other plans with qualified cash or deferred arrangements described in Code Sections 401(i), 408(k)(6) or 403(b) maintained by an unrelated employer, (ii) the Member’s deferral contributions under all such plans (including this Plan) exceed $11,000 (as adjusted for statutory increases under Code Section 402(g) or multiplied by the Adjustment Factor), and (iii) all or any portion of such Member’s Deferral Contributions constitute excess deferrals by virtue of an allocation and notification by the Member pursuant to Code Section 402(g)(2)(A)(i), such excess deferrals shall not be distributed to such Member as permitted by Code Section 402(g)(2)(A)(ii), notwithstanding that the Member may request such distribution, but rather shall be held in the Trust Fund in the same manner as such Member’s Deferral Contributions which do not constitute excess deferrals.

3.02  After-Tax Contributions.

(a)           Amount.  Subject to the limitations of Sections 3.06 and 3.07, a Member may, through such notification and election procedures as may be established from time to time by the Company, elect to make After-Tax Contributions from 1% to not more than 8% in multiples of 1% as elected by the Member.  However, in no event may the sum of the Member’s deferral percentage (Section 3.01) and after-tax-percentage exceed 15%.  Member After-Tax Contributions will be paid promptly by the Company to the Trustee, but not later than 30 days after the pay period to which they apply.

(b)           Vesting.  A Member will always be 100% vested in such Member’s After-Tax -Account.

3.03  Change in Contributions.  The percentage of Compensation designated by a Member under Sections 3.01 or 3.02 shall automatically apply to increases and decreases in the Member’s Compensation.  Subject to the provisions of Sections 3.01 and 3.02, a Member may change the percentage of such Member’s authorized Compensation reduction following notice to the Company in accordance with such notification and election procedures as may be established from time to time by the Company.  The changed percentage shall become effective for the first day of the payroll period next following receipt of the notice.

3.04  Suspension or Resumption of Member Contributions.

(a)           Revocation of Election.  A Member may revoke such Member’s election under Sections 3.01 or 3.02 by giving notice to the Company in accordance with such notification procedures as may be established from time to time by the Company.  The revocation shall become effective as soon as administratively feasible, but no later than the first day of the payroll period next following receipt of the notice.

(b)           Resumption of Election.  A Member who has revoked such Member’s election under Section 3.01 or 3.02 may apply to the Company to have such Member’s Compensation reduction resumed in accordance with Section 3.01 or 3.02 as of the first day of the first payroll period next following receipt of the notice of that intent in accordance with such notification and election procedures as may be established from time to time by the Company.

3.05  Company Contributions.

(a)           Company Matching Contributions.  The Company shall contribute for each Plan Year an amount that equals the sum of the amounts to be allocated during such Plan Year to the Company Common Stock Account of each Member.  Such amount to be allocated to the Company Common Stock Account of each Member shall be determined by first calculating an amount equal to 100% of the Member’s Matched Deferral Contributions for the Plan Year, up to 3% of the Member’s Compensation for the Plan Year, plus 50% of the Member’s Matched Deferral Contributions for the Plan Year for such Member contributions in excess of 3% and up to 7% of the Member’s Compensation for the Plan Year.  The Company shall next calculate the “Average Price” for the Common Stock for the Plan Year by determining the average of the high and low sales prices of the Common Stock on the first day of each month that the Common Stock is traded on the open market following the 15th day of each month for the Plan Year, adding the price for each month together and dividing the sum of the monthly prices by 12.  The amount determined pursuant to the second sentence of this Subsection 3.05(a) for each Member shall then be divided by the Average Price to determine the number of shares of Common Stock to be contributed as a Company Matching Contribution for each Member.  If the Company Matching Contribution is made in cash, the amount of cash to be contributed on behalf of each Member shall be determined by multiplying the number of shares of Common Stock to which such a Member is entitled as a Company Matching Contribution for such Plan Year, as determined above, by the average of the high and low sales prices of the Common Stock as reported in the consolidated tape on the day preceding the day of contribution to the Plan.  Due to an extreme financial hardship, the Board may, at its discretion, decide not to make the contribution under this subsection (a) for any Plan Year.

(b)           Additional Company Matching Contributions.  The Company may contribute for each Plan Year an additional amount which will be determined for each Plan Year by the Board in its complete discretion.  Such Additional Company Matching Contributions, if any, will be allocated to the Company Common Stock Account of each Member in the same ratio as the Member’s Matched Deferral Contributions for such Plan Year bears to the Matched Deferral Contributions for all Members in such Plan Year.

(c)           Special Company Contributions.  Notwithstanding subsections (a) and (b) above, the Company shall contribute for a Plan Year such additional amount necessary to meet any currently maturing obligations under an Acquisition Loan incurred by the Plan pursuant to subsection 3.05(g).  Subject to subsection 3.06(d)(3), such Special Company Contributions, if any, will be allocated to the Company Common Stock Account of each Member in the same ratio as the Member’s Matched Deferral Contributions for such Plan Year bears to the Matched Deferral Contributions for all Members for such Plan Year.

(d)           Allocation of Company Contributions.  Company contributions under subsections (a), (b) and (c) will be allocated to the Company Common Stock Accounts of all Members who made Matched Deferral Contributions during the Plan Year whether or not they have terminated employment for any reason during the Plan Year.

(e)           Vesting.  A Member will always be 100% vested in such Member’s Company Common Stock Account.

(f)           Time for Company Contributions.  The payment of Company contributions for a Plan Year will be made at any time during the Plan Year or after its close, but not later than 60 days after the close of the Plan Year.

(g)           Form of Company Contribution.  Company contributions may be paid in (i) cash in the amount needed for the immediate purchase or prior purchase by the Trustee of Common Stock in the open market, or (ii) shares of Common Stock, as determined by the Company, provided that Special Company Contributions shall be paid in cash only.

(h)           Acquisition Loans.  The Company may direct the Trustee to incur an Acquisition Loan from time to time to finance the acquisition of Common Stock or to repay a prior Acquisition Loan.  An installment obligation incurred in connection with the purchase of Common Stock shall be treated as an Acquisition Loan.  An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default.  An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced).  No person entitled to payment under the Acquisition Loan shall have any right to assets of the Plan other than

(1)           Collateral given for the loan;

(2)           Contributions (other than contributions of Common Stock) that are made under the Plan to meet its obligations under the Acquisition Loan; and

(3)           Earnings attributable to such collateral and the investment of such contributions.

If the lender is a party in interest (under ERISA), the Acquisition Loan must provide for a transfer of Plan assets on default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Acquisition Loan.  Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Members’ Accounts pursuant to subsection (i), below.  Payments of principal or interest or both on any Acquisition Loan shall be made by the Trustee (as directed by the Company) only from Company Matching Contributions, Additional Company Matching Contributions or Special Company Contributions paid in cash to enable the Plan to repay such Acquisition Loan, from earnings attributable to such Company contributions and from any cash dividends received by the Plan on such Financed Shares.

(i)           Allocation of Financed Shares.  All Financed Shares shall initially be credited to a loan suspense account and shall be released and credited to the Members’ Company Common Stock Accounts as of the date payments on the Acquisition Loan are made by the Trustee in the same manner as for Special Company Contributions under Section 3.05(c).  The number of Financed Shares to be released from the loan suspense account and credited to Members’ Company Common Stock Accounts will be determined by the Company as follows:

(1)           General Rule — The number of Financed Shares held in the loan suspense account immediately before the release for the current Plan Year shall be multiplied by a fraction.  The numerator of the fraction shall be the total amount of principal and interest paid on the Acquisition Loan for that Plan Year.  The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on the Acquisition Loan projected to be paid for all future Plan Years.  For this purpose, the interest to be paid in future years is to be computed by using the interest rate on the Acquisition Loan in effect as of the last day of the Plan Year.

(2)           Special Rule — The Company may elect (at the time an Acquisition Loan is incurred) or the Acquisition Loan documents may provide for the release of Financed Shares from the loan suspense account based solely upon the ratio that the payments of principal of each Plan year bear to the total principal amount of the Acquisition Loan.  This special method may be used to the extent that:

(A)           The Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years.

(B)           Interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

(C)           The entire duration of the Acquisition Loan repayment period does not exceed 10 years, including any term of a renewal, extension or refinancing of the Acquisition Loan.

(j)           Adjustment of Company Common Stock Accounts.  In the event of any change in the outstanding Common Stock by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of Common Stock or other similar corporate change, the Company shall make such adjustment, if any, in the number of shares of Common Stock then held in the Company Common Stock Accounts.

3.06  Limitations on Member Deferral Contributions, Company Contributions, and After-Tax Contributions.

(a)           Pre-Year End Estimate.  The Company will estimate, as soon as practical before the close of the Plan Year, the extent, if any, to which deferral treatment under Code Section 401(k), the receipt of Company contributions, and the contribution of After-Tax  Contributions may not be available to any active Member or class of active Members.

(b)           Actual Percentages.  An actual Deferral Percentage and, for Plan Years in which non-collectively bargained employees participate in the Plan, a Contribution Percentage will be determined for each Employee eligible to participate in the Plan.  For this purpose, an Employee eligible to participate in the Plan is any Employee who, for all or a portion of a Plan Year, is directly or indirectly eligible to make a Deferral Contribution, receive a Company Matching Contribution or make an After-Tax Contribution under the Plan, and includes (i) an Employee who would be a Member but for the failure to make required contributions; (ii) an Employee whose eligibility to make Deferral Contributions or After-Tax Contributions or right to receive Company Matching Contributions has been suspended because of an election not to participate (other than a one-time election under Treasury regulation section 1.401(k)-1(g)(4)(ii)), a distribution or a loan; and (iii) an Employee who cannot make a Deferral Contribution or After-Tax Contribution or receive a Company Matching Contribution because of the Code Section 415 limits on annual additions.  With respect to eligible Employees who made no Deferral Contributions, made no After-Tax Contributions, or received no Company Matching Contributions, such actual Deferral and Contribution Percentages shall be zero.

(1)           Member Deferral Percentage — A Member’s Deferral Percentage will be equal to the ratio of the total amount of the Member’s deferrals under subsection 3.01(a) for the Plan Year divided by the Member’s Compensation in the Plan Year.  With respect to eligible Employees who made no contributions under this Plan, such percentage will be zero.

(2)           Contribution Percentages — Contribution Percentages shall be calculated as follows

(A)           ESOP Percentage — A Member’s ESOP Contribution Percentage will be equal to the ratio of the total amount of Company matching Contributions, Additional Company Matching Contributions and Special Company Contributions under Section 3.05 for the Plan Year divided by the Member’s Compensation in the Plan Year.  With respect to eligible Employees who were not allocated Company contributions, such percentage will be zero.

(B)           Non-ESOP Percentage — A Member’s non-ESOP Contribution Percentage will be equal to the ratio of the total amount of Member After-Tax Contributions under Section 3.02 for the Plan Year divided by the Member’s Compensation for the Plan Year.  With respect to eligible Employees who made no After-Tax Contributions, such percentage will be zero.  The Company may, at its discretion, elect to include Member Deferral Contributions in calculating the Contribution Percentage.

The percentage tests shall be applied as follows, effective for Plan Years beginning on and after January 1, 1992:

(1)           The percentage test for Members’ Deferral Percentages under subsection 3.06(b)(1) shall be applied separately to each group of Members included in a unit of Employees covered by a particular collective bargaining agreement and to Members who are not included in a unit of Employees covered by a collective bargaining agreement.

(2)           The percentage test for Members’ ESOP Contribution Percentages under subsection 3.06(b)(2)(A) shall be applied by taking into account only Company Matching Contributions, Additional Matching Contributions and Special Matching Contributions relating to Members who are not included in a unit of Employees covered by a collective bargaining agreement.

(3)           The percentage test for Members’ non-ESOP Contribution Percentages under subsection 3.06(b)(2)(B) shall be applied by taking into account only After-Tax Contributions (and, if elected by the Company pursuant to subsection 3.06(b)(2)(B), Member Deferral Contributions) relating to Members who are not included in a unit of employees covered by a collective bargaining agreement.

(c)           ADP Test.  The Actual Deferral Percentage (hereinafter “ADP”) for Members who are Highly Compensated Employees for each Plan Year and the ADP for Members who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(1)           1.25 Test.  The ADP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Members who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(2)           2.0/2% Test.  The ADP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Members who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Members who are Highly Compensated Employees does not exceed the ADP for Members who are Non-highly Compensated Employees by more than two (2) percentage points.

The following special rules shall apply:

(1)           2 or More CODA’s.  The ADP for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

(2)           Aggregation of Plans.  In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan.  Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

(3)           Certain Family Members.  For purposes of determining the ADP of a Member who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Member shall include the Elective Deferrals (and, if applicable, Qualified Non-elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of family members (as defined in Code Section 414(q)(6)).  Family members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Members who are Non-highly Compensated Employees and for Members who are Highly Compensated Employees.  Effective for Plan Years beginning on or after January 1, 1997, this paragraph (3) ceases to apply.

(4)           Time for Contributions.  For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

(5)           Records.  The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

(6)           Regulations.  The determination and treatment of the ADP amounts of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(d)           ACP Test.  This subsection (d) shall only apply for Plan Years in which non-collectively bargained employees benefit under the Plan.  The Actual Contribution Percentage (hereinafter “ACP”) for Members who are Highly Compensated Employees for each Plan Year and the ACP for Members who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(1)           1.25 Test.  The ACP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Members who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(2)           2.0/2% Test.  The ACP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Members who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Members who are Highly Compensated Employees does not exceed the ACP for Members who are Nonhighly Compensated Employees by more than two (2) percentage points.

The following special rules shall apply:

(1)           Multiple Use.  If one or more Highly Compensated Employees participate in both a CODA and a plan subject the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded.  The amount by which each Highly Compensated Employee’s Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution.  The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests.  Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.  Effective for Plan Years beginning on or after January 1, 2002, this paragraph (1) ceases to apply.

(2)           Aggregation of HCE Contributions.  For purposes of this section, the Contribution Percentage for any Member who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan year, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

(3)           Aggregation of Plans.  In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year.

(4)           Certain Family Members.  For purposes of determining the Contribution Percentage of a Member who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Member shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members (as defined in Code Section 414(q)(6)).  Family members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for Members who are Non-highly Compensated Employees and for Members who are Highly Compensated Employees.  Effective for Plan Years beginning on or after January 1, 1997, this paragraph (3) ceases to apply.

(5)           Time for Contributions.  For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust.  Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(6)           Records.  The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

(7)           Regulations.  The determination and treatment of the Contribution Percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(e)           Distribution of Excess Aggregate Contributions.  Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Members to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.  Excess Aggregate Contributions shall be treated as annual additions under the Plan.  For Plan Years commencing before January 1, 1997, Excess Aggregate Contributions of Members who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined ACP.

For Plan Years commencing before January 1, 1997, such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each of such employees.  For Plan Years commencing on or after January 1, 1997, distributions of Excess Aggregate Contributions of Members shall be made to Highly Compensated Employees based on the dollar amount of their Contribution Percentage Amounts, beginning with the Member with the greatest dollar amount of Contribution Percentage Amounts having his or her Contribution Percentage Amount reduced to the level of the Member with the next highest dollar amount of Contribution Percentage Amounts and continuing until the Excess Aggregate Contributions have been distributed.  Such distributions shall be made in accordance with the methodology prescribed at the time of the distribution by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of:  (1) income or loss allocable to the Member’s Employee Contribution account, Matching Contribution account, Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-elective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Member’s Excess Aggregate Contributions for the Plan Year and the denominator is the Member’s account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.

Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Member’s Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Member’s Qualified Non-elective Contribution account or Elective Deferral account, or both).

(f)           Distribution of Excess Elective Deferrals.  A Member may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Member by notifying the Plan Administrator on or before March 30 of the following year of the amount of the Excess Elective Deferrals to be assigned to the Plan.  A Member is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Member to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

(g)           Distribution of Excess Contributions.  Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Members to whose accounts such Excess Contributions were allocated for the preceding Plan Year.  If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the Plan with respect to such amounts. For Plan Years commencing before January 1, 1997, Excess Contributions of Members who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined ADP.

For Plan Years commencing before January 1, 1997, such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees.  For Plan Years commencing on or after January 1, 1997, distributions of Excess Contributions of Members shall be made to Highly Compensated Employees based on the dollar amount of their Elective Deferrals, beginning with the Member with the greatest dollar amount of Elective Deferrals having his or her Elective Deferrals reduced to the level of the Member with the next highest dollar amount of Elective Deferrals and continuing until the Excess Contributions have been distributed.  Such distributions shall be made in accordance with the methodology prescribed at the time of the distribution by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan.

Excess Contributions shall be adjusted for any income or loss up to the date of distribution.  The income or loss allocable to Excess Contributions is the sum of:  (1) income or loss allocable to the Member’s Elective Deferral account (and, if applicable, the Qualified Non-elective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Member’s Excess Contributions for the year and the denominator is the Member’s account balance attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test), without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Excess Contributions shall be distributed from the Member’s Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion of the Member’s Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year.  Excess Contributions shall be distributed from the Member’s Qualified Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Member’s Elective Deferral account and Qualified Matching Contribution account.

(h)           Recharacterization.  A Member may treat his or her Excess Contributions as an amount distributed to the Member and then contributed by the Member to the Plan.  Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals.  Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions.

Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated employee is informed in writing of the amount recharacterized and the consequences thereof.  Recharacterized amounts will be taxable to the Member for the Member’s tax year in which the Member would have received them in cash.

(i)           Qualified Non-elective Contributions.  The Employer may elect to make Qualified Non-elective Contributions under the Plan on behalf of Employees.

In addition, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided herein, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

(j)           Definitions and Rules.  The following definitions and rules shall apply:

(1)           “Actual Deferral Percentage” shall mean, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of (1) the amount of Employer contributions actually paid over to the trust on behalf of such Member for the Plan Year to (2) the Member’s Compensation for such Plan Year.  Employer contributions on behalf of any Member shall include:  (1) any Elective Deferrals made pursuant to the Member’s deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Non-highly Compensated Employees that arise solely from Elective Deferrals made under the plans of this Employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions.  For purposes of computing Actual Deferral Percentages, an Employee who would be a Member but for the failure to make Elective Deferrals shall be treated as a Member on whose behalf no Elective Deferrals are made.

(2)           “Aggregate Limit” shall mean the sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees under the Plan subject to Code section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200 percent or two plus the lesser of such ADP or ACP.  “Lesser” is substituted for “greater” in “(i)”, above, and “greater” is substituted for “lesser” after “two plus the” in “(ii)” if it would result in a larger Aggregate Limit.

(3)           “Average Contribution Percentage” shall mean the average of the Contribution Percentages of the Eligible Members in a group.

(4)           “CODA” shall mean a cash or deferred arrangement within the meaning of Code Section 40 1(k).

(5)           “Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Member’s Contribution Percentage Amounts to the Member’s Compensation for the Plan Year.

(6)           “Contribution Percentage Amounts” shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Member for the Plan Year.  Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.  The Employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts.  The Employer also may use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

(7)           “Eligible Member” shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution.  If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would he a Member in the Plan if such Employee made such a contribution shall be treated as an eligible Member on behalf of whom no Employee Contributions are made.

(8)           “Elective Deferrals” shall mean any Employer contributions made to the Plan at the election of the Member, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism.  With respect to any taxable year, a Member’s Elective Deferral is the sum of all Employer contributions made on behalf of such Member pursuant to an election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Member for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.  Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

(9)           “Employee Contribution” shall mean any contribution made to the Plan by or on behalf of a Member that is included in the Member’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

(10)           “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

 (A)           The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(B)           The maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

(11)           “Excess Contributions” shall mean, with respect to any Plan Year, the excess of:

(A)           The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated employees for such Plan Year, over

(B)           The maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

(12)           “Excess Elective Deferrals” shall mean those Elective Deferrals that are includable in a Member’s gross income under Code Section 402(g) to the extent such Member’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.  Excess Elective Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Member’s taxable year.

Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution.  The income or loss allocable to Excess Elective Deferrals is the sum of:  (1) income or loss allocable to the Member’s Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Member’s Excess Elective Deferrals for the year and the denominator is the Member’s account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) the percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Member’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Members who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 31.

(13)           “Matching Contribution” shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Member on account of an Employee Contribution made by such Member, or on account of a Member’s Elective Deferral, under a plan maintained by the Employer.

(14)           “Qualified Matching Contribution” shall have the same meaning as Company Matching Contribution under Section 3.05(a), which is subject to the distribution and nonforfeitability to requirements under Code Section 401(k) when made.

(15)           “Qualified Non-elective Contributions” shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Members’ accounts that the Members may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

3.07  Limitation on Annual Additions.

(a)           Basic Limitation.  Notwithstanding any other provision of this Plan and subject to the provisions of subsections 3.07(b) and (c) below, the amount of Company Common Stock Account contributions, Member Deferral Contributions, and Member After-Tax Contributions allocated to the Member’s Accounts during any Plan Year shall not exceed the lesser of:

(1)           $30,000 for Plan Years ending prior to 2001, $35,000 for Plan Years ending in 2001 or commencing in 2001 and ending in 2002, and $40,000 for Plan Years commencing in 2002 or later, adjusted for each subsequent Plan Year to reflect cost of living increases for the Plan Year provided under Code Section 415(d) or published by the Secretary of the Treasury, or

(2)           25% of the Compensation of such Member for Plan Years commencing prior to 2002, and 100% of the Compensation of such Member for Plan Years commencing in 2002 or later.  This paragraph (2) shall not apply to any contribution for medical benefits after separation from service within the meaning of Code Section 401(h) or 419.

If no more than one-third of Company contributions is allocated to Highly Compensated Employees, then the amount in subsection (a)(1) above may be adjusted as provided in Code Section 415(c)(6) and Company contributions that are used to pay interest on an Acquisition Loan shall not be included when calculating the basic limitation.

(b)           Participation in Other Defined Contribution Plan.  The limitation of this Section 3.07 with respect to any Member who has at any time participated in any other qualified defined contribution plan (as defined in Section 3(34) of ERISA and Code Section 414(i)) maintained by the Company shall apply as if the total contributions allocated under all such defined Contribution plans in which the Member has participated were allocated under one plan.

(c)           Participation in the Plan and Defined Benefit Plan.  Code Section 415(e) ceased to apply to this Plan effective January 1, 2000.

3.08  Limitation on Reversion of Contributions.  Except as provided in subsections (a) through (c) below, Company contributions made under the Plan will be held for the exclusive benefit of Members and their Beneficiaries and may not revert to the Company.

(a)           In the case of a contribution made by the Company due to a mistake of fact, such contribution will be returned to the Company within one year after it is contributed to the Plan.

(b)           In the case of a contribution conditioned on the Plan’s initial qualification under Code Section 401(a), if the Plan does not qualify, the Company may demand that such contribution be returned within one year after the date the Plan’s qualification is denied.

(c)           In the case of a contribution conditioned upon its deductibility under Code Section 404, to the extent the deduction is disallowed, the amount disallowed will be returned within one year after the disallowance.  Except as otherwise expressly indicated on the Company’s federal income tax return for the year of the contributions, all contributions to the Plan shall be considered conditioned on their deductibility.

3.09  Transfers from Other Plans.

(a)           Transfers From Other Qualified Plans.  The Plan Administrator may authorize the Trustee to accept “direct rollovers” from Employees.  A “direct rollover” is a voluntary, direct transfer of assets to this Plan from any other qualified retirement plan that is nontaxable under Code Sections 402(c) and 401(a)(31).  Direct rollovers may be made by any Employee, regardless of whether the Employee has satisfied the service requirements of Section 2.01 of the Plan.

An Employee to whom the entire interest in a plan meeting the requirements of Code Section 401(a) (the “Other Plan”) has been distributed may, in accordance with procedures approved by the Company, transfer the distribution received from the Other Plan to the Trustee, provided the transfer occurs on or before the 60th day after the Employee receives the distribution from the Other Plan.

There may be transferred directly from the trustee of the Other Plan to the Trustee, subject to the approval of the Company and Trustee that such transfer will not adversely affect the qualified status of the Plan, all or any of the assets, including voluntary contributions, if any, held (whether by trustee, custodian or otherwise) on behalf of any Other Plan which is maintained for the benefit of any Employees who are or may become Members of this Plan.  However, no transfer may be accepted of any amounts which would be subject to the annuity distribution requirements of Code Sections 401(a)(11) and 417.  If the distribution is transferred from the trustee of the Other Plan, or from the Employee, to the Employer, the Employer shall pay the transferred distribution to the Trustee on the earliest date on which such transferred distribution can reasonably be segregated from the Employer’s general assets, but in any event, within 30 days of receipt of the distribution by the Employer.  Transfers pursuant to this subparagraph may be made regardless of whether the Employee has satisfied the service requirements of Section 2.01 of the Plan.

(b)           Transfers from Individual Retirement Accounts.  An Employee who receives a distribution from an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) which constitutes the entire amount of such account or annuity (including earnings thereon), and no portion of which is attributable to any source other than a lump sum distribution from a qualified employees’ trust described in Section 3.09(a) of the Plan, may, in accordance with procedures approved by the Company, transfer the entire amount of such distribution to the Trustee, within 60 days after receiving the distribution.  If the Employee transfers the distribution to the Employer, rather than to the Trustee, the Employer shall pay the transferred distribution to the Trustee on the earliest date on which such transferred distribution can reasonably be segregated from the Employer’s general assets, but in any event, within 30 days of receipt of the distribution by the Employer.  Transfers pursuant to this subparagraph may be made regardless of whether the Employee has satisfied the, service requirements of Section 2.01 of the Plan.

(c)           Administration.  The Company shall develop such procedures, including. procedures for obtaining information from an Employee desiring to make such a transfer, as it deems necessary or desirable to enable it to determine that the proposed transfer will meet the requirements of this Section.  Upon approval by the Company, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Rollover Account.  The Rollover Account shall be 100% vested in the Employee.  Upon termination of employment, the total amount of the Employee’s Rollover Account shall be distributed in accordance with Article VI.  In the case of an Employee who has not completed the service requirements of Section 2.01 of the Plan at the date of the transfer, the Rollover Account shall represent the Employee’s sole interest in the Plan until the Employee becomes a Member.

3.10  Transfers To Non-Bargaining Unit NCE Plan.  The Company shall cause a direct transfer of a Member’s Accounts between defined contribution plans sponsored by the Company as follows:

(a)           Transfers From This Plan.  If a Member ceases to be an active Member in the Plan and thereafter is an active participant in another defined contribution plan maintained by the Company that benefits non-collectively bargained employees, the Member’s Accounts shall be transferred to the other plan.  Following such a transfer, the Member shall have no right to benefits from this Plan.

(b)           No Transfers To This Plan.  No transfers shall be made to this Plan under this section.

(c)           Time and Form of Transfer.  The Company shall determine the date as of which any transfer between plans shall occur.  The Company shall also determine whether the transfer shall be in cash or in kind or partly in each.  Transfers in kind may include the promissory note with respect to any outstanding loan from a plan to the Participant.

(d)           No Reduction of Benefits.  No such transfer shall occur unless the Company determines that the requirements of Sec. 10.02(b) have been satisfied.

ARTICLE IV
INVESTMENT AND VALUATION OF DEFERRAL
AFTER-TAX AND ROLLOVER ACCOUNTS

4.01  Investment Funds.

(a)           Contributions.  Contributions to the Deferral, After-Tax and Rollover Accounts shall be invested in one or more of the separate Investment Funds, except the Company Common Stock Account, authorized by the Company and maintained by the Trustees.  No portion of the Deferral, After-Tax and Rollover Accounts shall be invested in the Common Stock Account.  However, the Investment Funds may include a Company Stock Fund, which shall be invested primarily in Common Stock, but which shall be held separately from the Common Stock Account.

(b)           Reinvestments.  Dividends, interest, and other distributions received on the assets held by the Trustees with respect to each of the available Funds other than the Company Common Stock Account, which shall be governed by the provisions of Article V, shall be reinvested in the respective Fund.

4.02  Investment of Deferral, After-Tax and Rollover Accounts.  A Member or Employee shall make an investment election covering the total balance of such Member’s or Employee’s Deferral Account, After-Tax Account and Rollover Account by directing investment of the total balance in any one or more of the Investment Funds, in any whole percentage per Investment Fund.

4.03  Responsibility for Investments.  Each Member or Employee is solely responsible for selecting such Member’s or Employee’s investment options.  The Trustees, the Company, and the officers, supervisors, and other employees of the Company are not empowered to advise a Member or Employee as to the manner in which such Member’s or Employee’s Deferral, After-Tax and Rollover Accounts shall be invested.  The fact that an Investment Fund is available to Members or Employees for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

It is the intent of this Plan in structuring its investment options to rely, to the maximum extent permitted by law, on the provisions of Section 404(c) of ERISA, to the effect that the Member or Beneficiary shall not be deemed to be a fiduciary by reason of exercise of control over assets in the Member’s or Beneficiary’s Account and no person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, which results from such Member’s or Beneficiary’s exercise of control.

4.04  Change of Election.  A Member or Employee may change such Member’s or Employee’s investment election under Section 4.02 by notice to the Company at such time or times, and through such notification procedures, as may be established from time to time by the Company.  The changed investment election shall become effective as soon as administratively feasible after the notice is received, and shall be effective only with respect to subsequent contributions.

4.05  Transfers Between Funds.  A Member or Employee may elect to transfer all or any whole percentage of each find in such Member’s or Employee’s Deferral Account, After-Tax Account or Rollover Account between the Investment Funds by notice to the Company at such time or times, and pursuant to such notification procedures, as may be established from time to time by the Company.  The transfer or transfers shall become effective as soon as administratively feasible after the notice is received.  The Company may, in its sole discretion, from time to time suspend or delay transfers between the Investment Funds for such periods of time as the Company may consider necessary for administrative reasons, such as a change to new or additional Investment Funds.

4.06  Allocation of Investment Income on a Valuation Date.  As of each Valuation Date, the Trustee will determine the net investment earnings, gain or loss (whether realized or unrealized), after adjustment for applicable expenses or other items, if any, of each Investment Fund since the preceding Valuation Date.  The net investment earnings, gain or loss of each such Fund will be allocated to each Member’s Deferral and After-Tax Account balance and each Employee’s Rollover Account balance in an amount bearing the same ratio to the net investment gain or loss of that Fund as the portion of such Member’s or Employee’s Account balance invested in such Fund bears to the total of all Members’ or Employees’ Account balances invested in such Fund.  If the Plan Administrator determines that an event has occurred which requires a different valuation method in order to be equitable, the Plan Administrator may implement appropriate adjustments.

4.07  Member Statements.  At least once a year, each Member and each Employee having a Rollover Account shall be furnished with a statement setting forth the value of the Deferral, After-Tax and Rollover Accounts.

ARTICLE V
INVESTMENT OF MEMBERS’ ESOP ACCOUNTS

5.01  Investment of Members’ ESOP Accounts.  A Member’s ESOP Accounts shall be invested primarily in Common Stock.  A Member’s ESOP Accounts may be accounted for either on a share basis or on a unit basis, as determined by the Plan Administrator from time to time.  If a Member’s ESOP Accounts are accounted for on a unit basis, the Trustee is authorized to maintain a portion of the fund holding shares of Common Stock invested in cash or cash equivalents, as determined by the Trustee in its sole discretion.  All purchases of Common Stock will be made by the Trustee at the direction of the Company.

5.02  Valuation of common Stock.

(a)           In General.  All Common Stock shall be valued on each Valuation Date using the closing price on that day.  If the shares of Common Stock are not readily tradable on an established market, valuation shall be made by an independent appraiser who meets requirements similar to those prescribed by Treasury regulations under Code Section 170(a)(1).

(b)           Transactions.  For purposes of a transaction between the Plan and a “disqualified person,” as such term is defined in Code Section 4975(e)(2), or any other person, the valuation of Common Stock shall be determined as of the date of the transaction.

5.03  Dividend Payments.

(a)           Allocated Shares.  Dividends on Common Stock allocated to a Member’s ESOP Accounts will be paid in accordance with one of the following methods, as determined by the Company in its sole discretion:

(1)           to such Member or the Member’s Beneficiary, or

(2)           to the Trust Fund and distributed to such Member or the Member’s Beneficiary, or

(3)           to the Trust Fund and invested in additional Common Stock on or as soon as administratively feasible after the dividend payment date.

In lieu of direct payment in cash under alternative (1), the Company may permit a Member (or Beneficiary) to direct that such payment instead be invested in Common Stock in the name of the Member (or Beneficiary), and not owned by or subject to the provisions of this Plan.

(b)           Unallocated Shares.  Dividends on Common Stock not allocated to any Member’s ESOP Account, but held in a loan suspense account under subsection 3.05(i), shall be used to pay principal or interest on any Acquisition Loan under subsection 3.05(h) used to acquire Financed Shares.

5.04  Voting of Stock.  A Member, in accordance with procedures adopted by the Company, and as to the shares of Common Stock credited to the Member’s ESOP Accounts as of the record date for any shareholders’ meeting, may instruct the Trustee as to the voting of the shares of Common Stock after receipt by the Member of the proxy solicitation materials of the Company (“Allocated Instructed” shares).  Fractional shares shall be combined and voted by the Trustee to the extent possible to reflect the instructions of Members credited with such shares.  If a Member does not provide the Trustee with timely voting instructions, such Member’s shares shall be “Allocated-Uninstructed” shares.  The Trustee shall vote Allocated-Uninstructed shares (excluding Allocated-Uninstructed shares of the Prior ESOP Account which qualified the Company for a tax credit under applicable Code provisions, which shall not be voted by the Trustee) and unallocated shares under Section 3.05(i) in the same percentages as the voting instructions received for Allocated-Instructed shares, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA.

At the time of mailing the notice of such shareholders’ meeting, the Company shall furnish a copy of such notice and all proxy solicitation material to each Member, together with a voting instruction form.

With respect to the voting of Common Stock which is not part of a registration-type class of securities (as defined in Code Section 409(e)(4)), a Member has the right to direct the Trustee regarding the voting of such Common Stock credited to the Member’s ESOP Accounts only with respect to any corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Treasury may prescribe in regulations.

5.05  Diversification Requirements.

(a)           Requirements.  If a Member has attained age 55 and has completed 10 years of participation under the Plan or the Prior ESOP (a “Qualified Member”), then for Common Stock acquired after December 31, 1986, the Qualified Member may elect to make a diversification election as defined in subsection (b) below in the Qualified Election Period as defined in subsection (c) below.

(b)           “Diversification Election” means an election made within 90 days after the close of each Plan Year in the Qualified Election Period to have up to 25% (on a cumulative basis) of the Qualified Member’s ESOP Account balances acquired after December 31, 1986 transferred and invested in the Investment Funds offered under Section 4.01 of the Plan.  In addition, in the last year of the Qualified Election Period, the Qualified Member may direct that up to 50% (on a cumulative basis) of the Qualified Member’s ESOP Accounts acquired after December 31, 1986, be transferred and invested as provided above.

(c)           “Qualified Election Period” means the 6-Plan Year period beginning with the later of the first Plan Year in which the Member first became a Qualified Member and the first Plan Year beginning after December 31, 1986.

5.06  Member Statements.  At least once a year, each Member shall be furnished with a statement setting forth the value of the Member’s ESOP Accounts.

5.07  Nonterminable Protections and Rights.  The following protections and rights applicable to Common Stock purchased with the proceeds of any Acquisition Loan shall be nonterminable:  Except as otherwise required by law, no securities acquired with the proceeds of an Acquisition Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed by the Plan whether or not the Plan is then an employee stock ownership plan under Code Section 4975(e)(7).

5.08  Certain Corporate Transactions.  Each Member (or in the event of the Member’s death, the Member’s Beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer, or as to the exercise of any other shareholder rights created by other corporate transactions such as the exercise of dissenters’ rights in mergers, for any or all shares of Common Stock credited to such Member’s Account under the Plan.  The Company shall notify each Member (or Beneficiary) and utilize its best efforts to distribute or cause to be distributed to the Member (or Beneficiary) in a timely fashion such information as will be distributed to shareholders of the Company in connection with any such tender, exchange offer or merger, together with a form requesting confidential instruction to the Trustee as to the manner in which to respond to the tender, exchange offer or merger for any or all shares of Common Stock credited to such Member’s Account.  Upon its receipt of such instructions, the Trustee shall tender such shares of Common Stock, or otherwise exercise any such rights associated with the Common Stock with respect to such corporate transaction, as and to the extent so instructed.  If the Trustee shall not receive timely written instructions from a Member (or Beneficiary) regarding any such tender or exchange offer for Common Stock, the Trustee shall not tender any shares (or fractional shares) of Company Stock in the Company Stock Fund, or otherwise exercise any rights associated with such Common Stock, for which it does not receive timely directions, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA.  The Trustee shall tender or exchange unallocated shares under subsection 3.05(i), but shall not otherwise exercise any shareholder rights with respect to unallocated shares, in the percentage of allocated shares instructing to tender or exchange to the total number of allocated shares, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of title I of ERISA.  Any cash received by the Trustee as a result of the tender of shares of Common Stock, the exercise of dissenters’ rights with respect to a merger or otherwise shall be allocated to the Member’s Account from which such shares of Common Stock were sold, tendered, or otherwise disposed of and the Member shall be permitted to invest such cash proceeds in any of the Investment Funds then available under the Trust for the investment of the Member’s Accounts.

ARTICLE VI
WITHDRAWALS WHILE EMPLOYED

6.01  Withdrawal from After-Tax Accounts.  A Member may withdraw up to 100% of the value of the Member’s After-Tax Account in accordance with such procedures as may be established from time to time by the Company.

6.02  Financial Hardship Withdrawals.  A Member may request a withdrawal in the event of financial hardship of the lesser of (1) the sum of the amounts in such Member’s Deferral Account and Rollover Account, or (2) the sum of the Member’s actual Deferral Contributions plus the net earnings thereon prior to January 1, 1989 plus the amount in the Member’s Rollover Account (any hardship withdrawal to come first from the Deferral Account and then from the Rollover Account).  In no event may a Member withdraw the earnings or increases in fair market value of such Member’s Deferral Account arising after December 31, 1988.  A member desiring such a withdrawal shall file a written request with the Company which states the amount to be withdrawn, and certifies to such information as is required by the Company to determine that such withdrawal meets the requirements of this Section.  The Company shall then determine whether the hardship of the Member meets the standards of this Section.  If the withdrawal is approved, the Company shall then direct the Trustee to distribute the amount to the Member.  The right to withdraw such contributions shall be made available to all Members in a non-discriminatory manner.

A withdrawal shall be deemed to be on account of financial hardship only if it is made for:

(a)           expenses for medical care described in Code Section 213(d) previously incurred by the Member, the Member’s spouse or the Member’s dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 2 13(d), other than such expenses that are subject to reimbursement through insurance or otherwise;

(b)           costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments);

(c)           payment of tuition and related educational fees including room and board expenses for the next 12 months of post-secondary education for the Member, the Member’s spouse, children, or dependents (as defined in Code Section 152);

(d)           payments necessary to prevent the eviction of the Member from the Member’s principal residence or foreclosure on the mortgage on that residence; or

(e)           on account of any financial need deemed immediate and heavy by the Commissioner of the Internal Revenue Service through the publication of revenue rulings, notices or other documents of general applicability.

In addition, the withdrawal must not be in excess of the amount of the immediate and heavy financial need of the Member.  The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated from the distribution.  The Member must have obtained (prior to the hardship withdrawal) all distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all qualified retirement plans maintained by the Employer.  Effective for hardship distributions made on or after January 1, 2002, the Member shall not be permitted to make Deferral Contributions to this Plan or any other contributions to this or any other qualified retirement plan maintained by the Employer for 6 months after receipt of the hardship distribution.  For hardship distributions made prior to January 1, 2002, the Member was not permitted to make Deferral Contribution to this Plan or any other contributions to this or any other qualified retirement plan maintained by the Employer for 12 months after the receipt of the hardship distribution; furthermore, the Member was not allowed to make Deferral Contributions for the Member’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Member’s Deferral Contributions for the taxable year of the hardship distribution.

If a financial hardship withdrawal is approved, payment will be made as soon as administratively feasible.

If the defined financial hardship exceeds the withdrawal available from the Member’s Deferral Account and Rollover Account, as previously specified, the Company may authorize withdrawal of shares from the Prior ESOP Matching Account provided such withdrawn shares were allocated to that account at least 84 months prior to the withdrawal date.  Should such amounts still be insufficient to meet the defined financial hardship, the Company may then authorize withdrawal of shares from the Company Common Stock Account.  Lastly, should it be necessary, the Company may authorize withdrawal of shares from the Prior ESOP Company Account provided such. withdrawn shares were allocated to that account at least 84 months prior to the withdrawal date.

6.03  Loans to Members.

(a)           Application and Amount.  Upon written notice and the filing of an application to the Company, and according to a uniform non-discriminatory policy for the approval of loan applications, the Company may approve and direct the Trustee to make a loan in cash to a Member from the Member’s Deferral Account and Rollover Account.  The amount of any loan to a Member shall not exceed the lesser of (1) reduced by the Member’s highest outstanding balance during the 12 preceding months, or (2) with a minimum of (3):

(1)           $50,000;

(2)           half the value of the sum of the Member’s Deferral Account and Rollover Account, as of the most recently completed Valuation Date prior to the date the processing of the loan begins;

(3)           the minimum loan shall be $1,000 (if the value of the sum of the Deferral Account and Rollover Account under (2) is less than $2,000 then no loan shall be available).

(b)           Terms.  The loan shall be evidenced by a promissory note and secured by 50% of such Member’s Deferral Account and Rollover Account All loans will be repaid in substantially level amortized payments by regular payroll deductions when possible provided that in all events, except as provided in subparagraphs (c) and (d) below, the loans must be repaid in not more than 5 years.  Additional lump sum payments may be accepted based upon administrative rules adopted by the Company.  Interest shall be charged for the life of the loan at a rate determined by the Company to be commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

(c)           Home Loan.  If any loan is used to acquire any dwelling unit which, within a reasonable time, is to be used as the Member’s principal residence, the loan must be repaid in no more than 15 years.

(d)           Repayment From Distribution.  If any loan to a member is unpaid on the date that a distribution is to be made to the Member or the Member’s Beneficiary from the Trust Fund, such loan shall on such date become due and payable, and the amount thereof, together with any interest thereon, shall be deducted from the distribution to be made.

(e)           One Loan Rule.  A Member shall have only one outstanding loan at a time.

(f)           Treatment as Directed Investment.  Payment of a Member’s loan shall be made from and shall be considered an investment of first, up to 50% of the Member’s Deferral Account and second, to the extent necessary, the Member’s Rollover Account.  Interest payments made by the Member shall be credited to such Accounts in proportion to the loan amounts made from each account and shall be reinvested at the direction of the Member according to the Member’s current investment election.  Loan repayments will not be eligible from Company Matching Contributions, or Special Company Contributions.

(g)           Administration.  The loan program shall be administered in accordance with regulations promulgated by the Department of Labor, and the Company may impose additional limitations, restrictions and requirements not described herein which the Company may determine are necessary or appropriate to satisfy the requirements of such regulations, provided such loans remain available on a reasonably equivalent and non-discriminatory basis to all Members.

6.04  Other Withdrawals.  Amounts attributable to an Employee’s Deferral Contributions may not be distributed earlier than:  (i) upon the Employee’s separation from service, death or disability; (ii) termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or 409) or a simplified employee pension plan as defined in Code Section 408(k); or (iii) the hardship of the Member as described in Section 6.03.

ARTICLE VII
DISTRIBUTION OF BENEFITS

7.01  Amount.  The amount payable under the Plan in the case of a Member whose employment with the Employer is terminated for any reason shall be equal to 100% of the value of the Member’s Accounts on the Valuation Date that occurs as close as administratively feasible to the date of distribution, which shall be paid as soon as administratively feasible following such Valuation Date, plus Company contributions allocated to the Member’s Company Common Stock Account at the end of the Plan Year of termination of employment (if not already so allocated), less any applicable administrative expenses or deferred sales commissions specified for the Funds selected by the Member.

7.02  Time and Manner of Distribution.  Amounts distributable pursuant to Section 7.01 from a Member’s ESOP Accounts will be distributed in full shares of Common Stock and in cash in lieu of fractional shares and all other amounts shall be distributed in a single sum cash payment.  The election of the Member may specify that instead of distributing shares of Common Stock, cash shall be distributed.  In that event, the Member’s shares of Common Stock shall be sold immediately prior to the time they would otherwise have been distributed and the proceeds of such sate, net of any related commissions or other expenses of sale, shall be distributed to the Member.  Payment shall be made as elected by the Member as soon as practicable, but in no case later than 60 days following the end of the Plan Year in which the Member attains age 65 or terminates employment, if later.  In addition, if a Member so elects, the distribution of the Member’s ESOP Accounts attributable to stock acquired after December 31, 1986, will be distributed no later than one year after the close of the Plan Year:

(a)           In which the Member terminates employment after the Member’s Normal Retirement Age or due to Disability or death, or

(b)           Which is the fifth Plan Year following the Plan Year in which the Employee otherwise terminates employment providing the Employee is not reemployed during that period, whichever is later.

For distributions made prior to January 1, 1998, if the value of the Member’s Accounts exceeded $3,500 (determined as of the Valuation Date coincident with or immediately following the date of the Member’s termination), the Member’s consent was required for a distribution beginning before the required date in the first paragraph of this Section.  For distributions made on or after January 1, 1998 (whether the Member’s termination of employment occurred before or after that date), if the value of the Member’s Accounts exceeds $5,000, the Member’s consent is required for a distribution beginning before the required date in the first paragraph of this Section.

Notwithstanding the foregoing, the Accounts of a Member must be distributed no later than the Required Beginning Date, even if the Member is still employed on that date, based on the most recently available previous Valuation Date valuation. If a Member remains employed after the Required Beginning Date, the Member’s Accounts will be distributed no later than April 1 of each year thereafter based on the most recently available Valuation Date valuation.

Distribution shall be made or commence not later than one year after the Member’s death.  In addition, the following special rules apply:

(a)           If a Member dies before the dates described in the paragraphs above distributions must be made in their entirety within 5 years after the Member’s death; and

(b)           If a Member dies after the dates described in the paragraphs above, but before such distribution has been completed, the benefits shall be distributed at least as rapidly as the Member would have received them.

If a Member terminates employment, the Member may defer the distribution in accordance with this Section and the Member’s Accounts will continue to be adjusted in accordance with Section 4.06 and the Member will continue to receive dividends on common stock under Section 5.02 until the Valuation Date preceding the distribution date.  The rights of former Employees under the Plan are further described in Section 2.02.

Notwithstanding the foregoing, the Company may require any distributions necessary to meet the requirements of Code Section 401(a)(9) and the Treasury regulations thereunder (including the minimum distribution incidental benefit requirements thereof).

7.03  Put Option for Common Stock.  If shares of Common Stock cease to be readily tradable on an established market or become subject to a “trading limitation” (as defined in Treasury Regulation § 54.4975-7(b)(10)) when shares are distributed to a Member, the Company shall provide a put option to any Member (or Member’s Beneficiary) who receives a distribution of Common Stock.  The put option shall permit the Member (or Beneficiary) to sell such Common Stock to the Company at any time during two option periods, at the then fair market value.  The first put option period shall be for at least sixty (60) days beginning on the date of distribution.  The second put option period shall be for at least sixty (60) days beginning after the new determination of the fair market value (and notice to the Member thereof) in the following Plan Year.  The Company may allow the Trustee to purchase shares of Common Stock tendered to the Company under a put option.  The payment for any Common Stock shall commence within thirty (30) days and may be made in a lump sum or in substantially equal annual installments over a period not exceeding five (5) years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance as determined by the Company.

7.04  Direct Rollover to Eligible Retirement Plan.

(a)           Election of Direct Rollover.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)           Definitions.

(1)           Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specific period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(A)           Any hardship withdrawal from a Participant’s Deferral Account prior to age 59½ pursuant to Sec. 6.02 which is described in Code section 401(k)(2)(B)(i)(IV) and which occurs after December 31, 1998 and prior to January 1, 2002, and any withdrawal from any of the Participant’s Accounts due to financial hardship prior to age 59½ pursuant to Sec. 6.02 which occurs on or after January 1, 2002, is not an eligible rollover distribution.

(B)           Commencing January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for the amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)           Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution.  Commencing January 1, 2002, an eligible retirement plan also means an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan.  Prior to January 1, 2002, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan was limited to an individual retirement account or individual retirement annuity.

(3)           Distributee:  A distributee includes an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4)           Direct rollover:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE VIII
ADMINISTRATION OF PLAN

8.01  Powers and Duties.  The Company shall have full power to administer the Plan and to interpret and apply all of its provisions.  All decisions of the Company shall be conclusive, final and binding on the parties.  It is the intent of this provision to give the Company the broadest possible discretion in administering the Plan and carrying out its duties hereunder.  Unless properly delegated by it, the Company’s powers and duties shall include, but shall not be limited to:

(a)           Plan Administration.  Deciding questions relating to eligibility, continuity of service, and amounts of benefits and administering the Plan as the Plan Administrator.

(b)           Plan Assets.  Selecting investment alternatives, an insurance company, and trustee to hold Plan assets.

(c)           Plan Amendments.  Amending the Plan to the extent permitted in Article X.

(d)           Disputes.  Deciding disputes that may arise with regard to the rights of Employees, Members, or Beneficiaries under the terms of the Plan. Such decisions by the Company shall be deemed final in each case.

(e)           Employee Information.  Obtaining such information with respect to its Employees as shall be necessary to determine the rights and benefits of such Employees under the Plan.  The Company may rely conclusively on such information furnished by the Employees.

(f)           Records.  Compiling and maintaining all records necessary for the Plan.

(g)           Benefit Payments.  Authorizing the Trustee to make all payments of all benefits as they become payable under the Plan.

(h)           Professional Services.  Engaging such legal, administrative, consulting, actuarial, investment, accounting, and other professional services as the Company deems proper.

(i)           Rules and Regulations.  Adopting rules and regulations for the administration of the Plan, where there may be inconsistencies.

(j)           Other Actions.  Performing such other actions as may be provided for in other parts of this Plan or as it deems appropriate.

(k)           Allocation or Delegation.  The Company may from time to time allocate to one or more persons, and may delegate to any person or organization, any of its powers, duties, and responsibilities with respect to the operation and administration of the Plan and may employ, and authorize any person to whom any of its fiduciary responsibilities have been delegated to employ, persons to render advice with regard to any fiduciary responsibility held hereunder.  All allocations and delegations of responsibility shall be terminable upon such notice as the Company, at its sole discretion, deems reasonable and prudent under the circumstances.

8.02  Actions by the Company.  The Company may act through the proper actions of its Board of Directors, and its duly appointed officers and employees.  The Company, acting through its duly appointed officers, may designate in writing one or more persons to execute papers and perform other administrative duties on behalf of the Company with respect to the Plan.

8.03  Interested Persons.  No person shall participate in an action of the Company on a matter in which the person has an individual vested interest.

8.04  Indemnification.  The Company shall indemnify and hold employees or directors of the Company acting on its behalf, and each of them, harmless from the effects, and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences thereof shall result from their own willful misconduct, breach of good faith, or gross negligence in the performance of their duties.  The foregoing right of indemnification shall not be exclusive of other rights to which each such person may be entitled as a matter of law.

8.05  Conclusiveness of Action.  Any action on matters within the Company’s discretion shall be conclusive, final, and binding upon all Members in the Plan and upon all persons claiming any rights hereunder, including Beneficiaries and Alternate Payees.

8.06  Payment of Expenses.  The persons acting on behalf of the Company shall serve without compensation for services as such if they are Employees.  The compensation or fees of accountants, counsel, and other specialists and any other costs of administering the Plan or Trust Fund shall be charged to the Trust Fund at the discretion of the Company.

8.07  Claims Procedure.  The following claims procedure shall apply:

(a)           Filing.  All claims for benefits shall be filed in writing by the Member, the Beneficiary, or the authorized representative of the claimant, by completing such procedures as the Company shall require.  Such procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

(b)           Time for Notice of Claim Denial.  If a claim is denied, notice of denial shall be furnished by the Company to the claimant within 90 days after the receipt of the claim by the Company (or receipt of the requested additional information, if later), unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the claimant and the extension shall not exceed 90 days from the end of the initial period.

(c)           Content of Notice of Claim Denial.  The Company shall provide adequate notice, in writing, to any claimant whose claim has been denied, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to substantiate the claim and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant.  Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

(d)           Review Procedure.  The claimant or the claimant’s authorized representative may request such a review by the Company upon written application.  The claimant may review pertinent documents and may submit issues or comments in writing.  The claimant or the claimant’s duly authorized representative must request such review within 60 days of receipt of notification of the claim denial unless the Company extends this period of time for good cause.  A decision on review shall be rendered within 60 days after the receipt of the request for review by the Company.  If special circumstances require a further extension of time for review, a decision shall be rendered as soon as possible, but not later than 120 days following the Company’s receipt of the request for review.  If such an extension of time of review is required, written notice of the extension shall be furnished to the claimant before the extension period commences.  The decision of the Company shall be furnished to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE IX
MANAGEMENT OF FUNDS

9.01  Trust Agreement.  All the Funds of the Plan shall be held by a Trustee or Trustees appointed from time to time by the Company under a trust agreement as adopted, or as amended; by the Company or its delegate for use in providing the benefits of the Plan and paying its expenses not paid directly by the Company.  The Company or its delegate may appoint an investment manager or managers as defined under Section 3(38) of ERISA to manage the investment of part or all of the Investment Funds as provided for in Section 4.01.  If the Company appoints an investment manager or managers, the Trustee shall be notified by the Company of such appointment and of that portion of the Investment Funds as provided for in Section 4.01, for which the investment manager or managers shall be responsible.

9.02  Exclusive Benefit Rule.  Except as otherwise provided in the Plan, no part of the corpus or income of the Funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries and other persons entitled to benefits under the Plan or for paying Plan expenses not paid directly by the Company.  No person shall have any interest in or right to any part of the earnings of the Funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

ARTICLE X
AMENDMENTS TO THE PLAN

10.01  Amendments.  By adopting this Plan, the Board authorizes the proper officers of the Company, on its behalf, to make any amendment the Company determines to be necessary or desirable, with or without retroactive effect, to comply with the Code or ERISA, and any regulations thereunder, or to ensure the successful administration and operation of the Plan.  If the officers of the Company exercise the right to make any amendment to this Plan as provided in the preceding sentence, the Board shall be notified about the terms and conditions of such amendment and such amendment shall be binding upon the Company, as of the effective date specified therein.  The foregoing notwithstanding, no amendment which changes:  (i) the conditions for determining eligibility to participate in the Plan, (ii) the method of calculating Years of Service, (iii) the Plan’s vesting schedule, (iv) the Plan’s benefit and allocation formula, or (v) this Section 10.01 shall become effective without the prior approval of or subsequent ratification by the Board of Directors, unless such change is required by law.  The Board shall have the right to adopt any amendment to this Plan which has not been approved by the Company.  No amendment to this Plan shall reduce any Member’s Accrued Benefit as defined in Code Section 411(d)(6) or divert any Plan assets held hereunder to any purpose other than the provision of benefits to Members and their Beneficiaries, except as may be otherwise permitted or required by the terms of this Plan or by law.

If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Member’s non-forfeitable percentage, or the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Member with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the non-forfeitable percentage computed under the Plan without regard to such amendment or change.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1)           60 days after the amendment is adopted;

(2)           60 days after the amendment becomes effective; or

(3)           60 days after the Member is issued written notice of the amendment by the Employer or Plan Administrator.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Member’s accrued benefit.  Notwithstanding the preceding sentence, a Member’s account balance may be reduced to the extent permitted under Code Section 412(c)(8).  For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Member’s account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.  Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s Employer derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

10.02  Amendment — Merger or Consolidation of Plan.

(a)           Permission.  This Plan may be amended with the consent of the Board to provide for the merger or consolidation of the Plan with another defined contribution plan or for the transfer of assets and liabilities hereunder to another defined contribution plan.

(b)           No Reduction of Benefits.  Any amendment described in this Section 10.02 shall not be effective unless each Member affected by the amendment would receive a benefit under such other defined contribution plan after the merger, consolidation, or transfer (assuming that plan had then terminated) which is at least as great as the benefit the Member would have received under this Plan immediately before the merger, consolidation, or transfer (assuming this Plan had then terminated).

ARTICLE XI
TERMINATION OF THE PLAN

11.01  Right to Terminate.

(a)           Reservation of Right to Terminate.  The Board intends to continue the Plan indefinitely but reserves the right to terminate the Plan at any time for any reason in the sole and absolute discretion of the Company or its Board of Directors and the Company and each participating subsidiary similarly reserve the right to withdraw from the Plan as hereinafter provided.  The date when the Plan is terminated shall be referred to as the Plan Termination Date.

(b)           Nonforfeitability of Benefits.  To the extent required under the Code, upon the Plan Termination Date or upon a partial Plan termination or complete discontinuance of contributions, affected Members’ Accounts shall be nonforfeitable provided that no Member, or any person claiming benefits through a Member, shall have recourse for the satisfaction of any benefit allocated under the Plan other than against the Fund.

ARTICLE XII
TOP-HEAVY PLAN REQUIREMENTS

The Top Heavy rules under Code Section 416 ceased to apply to this Plan effective January 1, 1999, the first Plan Year in which the Plan no longer benefited any non-collectively bargained employees.

ARTICLE XIII
MISCELLANEOUS

13.01  Voluntary Plan/Right to Dismiss Members.  The Plan is purely voluntary on the part of the Company and neither the establishment of the Plan nor any Plan amendment, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving any Employee or any person any legal or equitable right against the Company or Trustee unless the right is specifically provided for in this Plan or conferred by affirmative action of the Company in accordance with the terms and provisions of this Plan, nor shall such actions be construed as giving any Employee or Member the right to be retained in the service of the Company.  All Employees and/or Members remain subject to discharge to the same extent as though this Plan had not been established.

13.02  Nonalienation of Benefits/QDRO’s.

(a)           General.  Except as provided in subsection (b) below, no Member or Beneficiary shall have any right to assign, transfer, hypothecate, encumber or anticipate any interest in any benefits under this Plan (except to provide security for Plan loans under subsection 6.04(b)), nor shall such benefits be subject to any legal process to levy upon or attach the same for payment of any claim against any such Member or Beneficiary.

(b)           QDRO Exception.  Subsection (a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member pursuant to a Domestic Relations Order unless such domestic relations order satisfies subsections (c) and (d) below.

(c)           QDRO Terms.  A Domestic Relations Order meets the requirements of this subsection only if such order clearly specifies (i) the name and last known mailing address (if any) of the Member and the name and mailing address of each Alternate Payee covered by the order, (ii) the amount or percentage of the Member’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or period to which such order applies, and (iv) each plan to which such order applies.  Moreover, a Domestic Relations Order meets the requirements of this subsection only if such order (i) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, (ii) does not require the Plan to provide increased benefits, and (iii) does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

(d)           Payments Before Separation from Service.  In the case of any payment before a Member has separated from service, a Domestic Relations Order shall not be treated as failing to meet the requirements of subsection (c) solely because such order requires that payment of benefits be made to an Alternate Payee (i) on or after the date on which the Member attains (or would have attained) the earliest retirement age and (ii) as if the Member had retired on the date on which such payment is to begin under such order.  Notwithstanding any other provision of this Section 13.02, the only form of distribution available to an Alternate Payee shall be a lump-sum distribution, which distribution shall be made as soon as reasonably practicable following receipt by the Company of the final Qualified Domestic Relations Order.

(e)           Company Action on Receipt of Order.  In the case of any Domestic Relations Order received by the Plan, the Company shall promptly notify the Member and any Alternate Payee of the receipt of such order and the Plan’s procedures for determining the qualified status of Domestic Relations Orders and, within a reasonable period after receipt of such order, the Company shall determine whether such order is a Qualified Domestic Relations Order and notify the Member and each Alternate Payee of such determination.  The Company shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under Qualified Domestic Relations Orders.  Such procedures shall be in writing, shall provide for the notification of each person specified in the Domestic Relations Order as entitled to payment of benefits under the Plan (at the address included in the Domestic Relations Order) of such procedures promptly upon receipt by the Plan of the Domestic Relations Order and shall permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a Domestic Relations Order.  During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Company, by a court of competent jurisdiction, or otherwise), the Company shall separately account for the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.  If within 18 months the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Company shall pay the amounts that were separately accounted for (plus any interest thereon) to the person or persons entitled thereto.  However, if within 18 months from the date on which the first payment would be required to be made pursuant to the Domestic Relations Order it is determined that the order is not a Qualified Domestic Relations Order or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Company shall pay the amounts that were separately accounted for (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.  Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the 18-month period shall be applied prospectively only.  If the Plan’s fiduciaries act in accordance with the fiduciary provisions of ERISA in treating a Domestic Relations Order as being (or not being) a Qualified Domestic Relations Order or in taking action in accordance with this subsection, then the Plan’s obligation to the Member and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the acts of such fiduciaries.

13.03  Payments Due to Minors or Incapacitated Persons.  If any person entitled to a payment under the Plan is a minor, or if the Company determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Company shall have the power to cause the payments becoming due to such person to be made to another for such person’s benefit, without responsibility of the Company or the Trustee to see to the application of such payments.  Payments made pursuant to such power shall operate as a complete discharge of the Trustee and the Company.

13.04  Disposition of Unclaimed Payments.  Any communication, statement or notice addressed to a Member, Beneficiary or Alternate Payee at such person’s last post office address filed with the Company, or if no address is filed with the Company then at such person’s last post office address as shown on the Company’s records, will be binding on the Member, Beneficiaries or Alternate Payees for all purposes of the Plan.  Neither the Company nor the Trustee shall be required to search for or locate a Member, Beneficiary or Alternate Payee.  If the Company notifies a Member, Beneficiary or Alternate Payee that such person is entitled to a distribution and also notifies such person of the provisions of this Section, and the Member, Beneficiary or Alternate Payee fails to claim benefits under the Plan or make an address known to the Company within three calendar years after the Member’s Required Beginning Date, the benefit will be treated as having been forfeited. If a Member, Beneficiary or Alternate Payee subsequently submits a valid claim for benefits and otherwise complies with the requirements of this Plan to obtain a benefit, then the Plan shall reinstate the forfeited benefits, provided the Plan has not been previously terminated.

13.05  Limitation of Rights.  Nothing in the Plan expressed or implied is intended or shall be construed to confer upon or give to any person, firm, or association other than the Company, the Members, and their successors in interest any right, remedy, or claim under or by reason of this Plan.

13.06  Invalid Provisions.  In case any provision of this Plan is held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan; this Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted.

13.07  Headings and Underlines.  Headings on Articles and Sections and underlines are inserted solely for convenience and reference, and constitute no part of the Plan.

13.08  Written Instructions.  Whenever the Plan requires written notice or instructions to the Company from a Member, such notice or instructions may be given by such means, including the use of any interactive telephonic message system as may be approved by the Company from time to time for such use.

13.09  Governing Law.  The Plan shall be governed by and construed in accordance with ERISA and other federal laws governing employee benefit plans qualified under the Code and in accordance with the laws of the State of Colorado where such laws do not conflict with the aforementioned federal laws.

APPENDIX RELATED TO XCEL MERGER

Notwithstanding anything in this Plan to the contrary,

A.
Commencing on the effective date (hereinafter, the “Merger Date”), of the merger of New Century Energies, Inc. (hereinafter “NCE”) and Northern States Power Company (hereinafter “NSP”) to form Xcel Energy Inc. (hereinafter “Xcel”), the individuals who will be eligible to accrue benefits under this Plan with respect to service and compensation on or after the Merger Date are limited to the following:

(1)
Those persons who were accruing benefits under this Plan (or who would have been eligible to accrue benefits under this Plan if they had satisfied any applicable age and/or service requirements) immediately prior to the Merger Date.

(2)
Persons who are hired by Xcel or a subsidiary of Xcel after the Merger Date in a position or job category that was covered by this Plan immediately prior to the Merger Date and whose principal place of employment is at a facility or location that was owned and/or operated by NCE or an NCE subsidiary and was covered by this Plan immediately prior to the Merger Date.

(3)
Any person who was a Member in this Plan at some time prior to the Merger Date, who had ceased to accrue benefits under this Plan due to a termination of employment prior to the Merger Date, who had not become a participant in any qualified retirement plan sponsored by NSP or an NSP subsidiary at any time after such termination of employment and prior to the Merger Date, who was not employed by NCE, NSP or any of their subsidiaries immediately prior to the Merger Date, and who is rehired by Xcel or a subsidiary of Xcel after the Merger Date.

B.	For purposes of applying paragraph A. of this Appendix,

(1)
Any individual (i) who was actively participating in and accruing benefits under any qualified retirement plan sponsored by NSP or an NSP subsidiary immediately prior to the Merger Date (or who would have been participating in such an NSP plan if he or she had satisfied any applicable age and/or service requirements), or (ii) who became a participant in such an NSP retirement plan after the Merger Date, shall not be eligible to participate in or accrue benefits under this Plan after the Merger Date, even if the individual subsequently satisfies the requirements of paragraph A.  The previous sentence also applies to any individual who was a participant in such an NSP retirement plan at some time prior to the Merger Date, who had ceased to accrue benefits under such NSP retirement plan due to a termination of employment prior to the Merger date, who had not become a participant in this Plan at any time after such termination of employment and prior to the Merger Date, who was not employed by NCE, NSP or any of their subsidiaries immediately prior to the Merger Date, and who is rehired by Xcel or a subsidiary of Xcel after the Merger Date.

(2)
Any individual (other than an individual described in paragraph B(1), above) who (i) has satisfied the requirements of paragraph A(1), A(2) or A(3), and (ii) is subsequently transferred to the employ of an Xcel subsidiary that is not a participating employer in this Plan, or to an Xcel facility or location that was not owned and/or operated by NCE or an NCE subsidiary immediately prior to the Merger Date, will nevertheless continue to participate in this Plan following the transfer.  An Xcel subsidiary that is not otherwise a participating employer in this Plan, but that employs one or more transferred participants described in this paragraph B(2) following the transfer, shall be deemed to be a participating employer in this Plan solely with respect to such transferred participants.

(3)
Notwithstanding paragraph B(2), if an individual described in that paragraph is employed following the transfer in a collective bargaining unit that is not covered by this Plan, paragraph B(2) shall not apply, the individual shall cease to actively participate in and accrue benefits under this Plan following the transfer, and the individual shall become eligible to participate following the transfer in any qualified retirement plan that covers that collective bargaining unit pursuant to the terms of such plan.  The previous sentence shall also apply to any individual who is rehired by Xcel or a subsidiary of Xcel after the Merger Date in a collective bargaining unit that is not covered by this Plan, notwithstanding anything in this Appendix to the contrary.

(4)
If an individual (other than an individual described in paragraph B(1)) who meets the requirements of paragraph A(1), A(2) or A(3) is subsequently transferred from a position or job category that was covered by this Plan prior to the Merger Date to a position or job category that was covered prior to the Merger Date by another qualified retirement plan of the same type (i.e. defined benefit or defined contribution) that was sponsored by NCE prior to the Merger Date, or if an individual covered by such other NCE plan at any time following the Merger Date is subsequently transferred to a position or job category covered by this Plan, the individual’s participation in this Plan or the other NCE Plan following the transfer shall be determined pursuant to the provisions of the applicable NCE plans in effect immediately prior to the Merger Date.

C.
If an individual who does not satisfy the requirements of paragraph A(1), A(2) or A(3) remains entitled to a benefit under this Plan that accrued prior to the Merger Date, such benefit shall continue to be held under the provisions of this Plan in effect at the applicable times prior to the Merger Date for distribution pursuant to such provisions following the termination of the individual’s employment with Xcel and the subsidiaries of Xcel (or the occurrence of any other event that permits distribution of such benefit).